Exhibit 99.1
Corporate Communications Department
NEWS Release

Textron Reports Third Quarter 2020 Results

•Strong operating margins at Bell and Systems
•Recovery continues at Industrial and Aviation end-markets
•Manufacturing cash flow before pension contributions of $344 million, up 90% from prior year

Providence, Rhode Island – October 29, 2020 – Textron Inc. (NYSE: TXT) today reported third quarter 2020 net income of $0.50 per share, compared to $0.95 per share in the third quarter of 2019. Adjusted net income, a non-GAAP measure, was $0.53 per share for the third quarter of 2020. Adjusted net income excludes $7 million of pre-tax special charges ($0.03 per share, after-tax) related to the restructuring plan announced in the second quarter.

“Operationally, we saw continued strength in our execution at our defense businesses with solid margin performance at Bell and Systems,” said Textron Chairman and CEO Scott C. Donnelly. “On the commercial side, we saw a continuation of the recovery at Industrial with strong operating results and margin improvement. At Aviation, we were encouraged by the flow of aircraft orders in the quarter as our sales teams re-engaged customers in the field.”

Cash Flow

Net cash provided by operating activities of the manufacturing group for the third quarter totaled $368 million, compared to $238 million in last year’s third quarter. Manufacturing cash flow before pension contributions, a non-GAAP measure, totaled $344 million, compared to $181 million last year.

Donnelly continued, “The execution of our teams in a very challenging operating environment yielded another strong quarter of cash flow.”

Third Quarter Segment Results

Textron Aviation

Revenues at Textron Aviation of $795 million were down $406 million from the third quarter of 2019, primarily due to lower Citation jet volume of $234 million and lower commercial turboprop volume of $83 million, reflecting a decline in demand related to the pandemic, and lower aftermarket volume of $95 million, reflecting lower aircraft utilization.

Textron Aviation delivered 25 jets, down from 45 last year, and 21 commercial turboprops, down from 39 last year.

Segment loss was $29 million in the third quarter, down from $104 million of profit last year, primarily due to the lower volume and mix.

Textron Aviation backlog at the end of the third quarter was $1.8 billion.

Bell

Bell revenues were $793 million, up $10 million from last year on higher military revenues, partially offset by lower commercial revenues, primarily due to the mix of aircraft sold.

Bell delivered 41 commercial helicopters in the quarter, down from 42 last year.

Segment profit of $119 million was up $9 million, primarily due to a favorable impact from performance.

Bell backlog at the end of the third quarter was $5.7 billion.

Textron Systems

Revenues at Textron Systems were $302 million, down $9 million from last year, primarily due to lower volume of $20 million at the TRU Simulation + Training business.

Segment profit of $40 million was up $9 million from last year due to a favorable impact from performance, partially offset by lower volume and mix.

Textron Systems’ backlog at the end of the third quarter was $1.9 billion.

Industrial

Industrial revenues of $832 million were down $118 million from last year, primarily due to lower volume and mix in the Specialized Vehicles product line, principally reflecting the timing of snowmobile deliveries and reduced demand in the ground support equipment business, which has been impacted by the reduction in global air travel.

Segment profit was $58 million, up $11 million from the third quarter of 2019, primarily related to a favorable impact from performance of $24 million, principally reflecting cost reduction activities, partially offset by lower volume and mix.

Finance

Finance segment revenues were $13 million, and profit was $1 million.

Conference Call Information

Textron will host its conference call today, October 29, 2020 at 8:00 a.m. (Eastern) to discuss its results and outlook. The call will be available via webcast at www.textron.com or by direct dial at (844) 721-7241 in the U.S. or (409) 207-6955 outside of the U.S.; Access Code: 4252363.

In addition, the call will be recorded and available for playback beginning at 11:00 a.m. (Eastern) on Thursday, October 29, 2020 by dialing (402) 970-0847; Access Code: 4302627.

A package containing key data that will be covered on today’s call can be found in the Investor Relations section of the company’s website at www.textron.com.

About Textron Inc.
Textron Inc. is a multi-industry company that leverages its global network of aircraft, defense, industrial and finance businesses to provide customers with innovative solutions and services. Textron is known around the world for its powerful brands such as Bell, Cessna, Beechcraft, Hawker, Jacobsen, Kautex, Lycoming, E-Z-GO, Arctic Cat, Textron Systems, and TRU Simulation + Training. For more information visit: www.textron.com.
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Forward-looking Information
Certain statements in this release and other oral and written statements made by us from time to time are “forward-looking statements” within the meaning of the Private Securities Litigation Reform Act of 1995. These forward-looking statements, which may describe strategies, goals, outlook or other non-historical matters, or project revenues, income, returns or other financial measures, often include words such as “believe,” “expect,” “anticipate,” “intend,” “plan,” “estimate,” “guidance,” “project,” “target,” “potential,” “will,” “should,” “could,” “likely” or “may” and similar expressions intended to identify forward-looking statements. These statements are only predictions and involve known and unknown risks, uncertainties, and other factors that may cause our actual results to differ materially from those expressed or implied by such forward-looking statements. Given these uncertainties, you should not place undue reliance on these forward-looking statements. Forward-looking statements speak only as of the date on which they are made, and we undertake no obligation to update or revise any forward-looking statements.  In addition to those factors described in our Annual Report on Form 10-K and our Quarterly Reports on Form 10-Q under “Risk Factors”, among the factors that could cause actual results to differ materially from past and projected future results are the following: Interruptions in the U.S. Government’s ability to fund its activities and/or pay its obligations; changing priorities or reductions in the U.S. Government defense budget, including those related to military operations in foreign countries; our ability to perform as anticipated and to control costs under contracts with the U.S. Government; the U.S. Government’s ability to unilaterally modify or terminate its contracts with us for the U.S. Government’s convenience or for our failure to perform, to change applicable procurement and accounting policies, or, under certain circumstances, to withhold payment or suspend or debar us as a contractor eligible to receive future contract awards; changes in foreign military funding priorities or budget constraints and determinations, or changes in government regulations or policies on the export and import of military and commercial products; volatility in the global economy or changes in worldwide political conditions that adversely impact demand for our products; volatility in interest rates or foreign exchange rates; risks related to our international business, including establishing and maintaining facilities in locations around the world and relying on joint venture partners, subcontractors, suppliers, representatives, consultants and other business partners in connection with international business, including in emerging market countries; our Finance segment’s ability to maintain portfolio credit quality or to realize full value of receivables; performance issues with key suppliers or subcontractors; legislative or regulatory actions, both domestic and foreign, impacting our operations or demand for our products; our ability to control costs and successfully implement various cost-reduction activities; the efficacy of research and development investments to develop new products or unanticipated expenses in connection with the launching of significant new products or programs; the timing of our new product launches or certifications of our new aircraft products; our ability to keep pace with our competitors in the introduction of new products and upgrades with features and technologies desired by our customers; pension plan assumptions and future contributions; demand softness or volatility in the markets in which we do business; cybersecurity threats, including the potential misappropriation of assets or sensitive information, corruption of data or, operational disruption; difficulty or unanticipated expenses in connection with integrating acquired businesses; the risk that acquisitions do not perform as planned, including, for example, the risk that acquired businesses will not achieve revenue and profit projections; the impact of changes in tax legislation; and risks and uncertainties related to the impact of the COVID-19 pandemic on our business and operations.

Investor Contacts:
Eric Salander – 401-457-2288
Cameron Vollmuth – 401-457-2288

Media Contact:
Michael Maynard – 401-457-2362

TEXTRON INC.
Revenues by Segment and Reconciliation of Segment Profit to Net Income
(Dollars in millions, except per share amounts)
(Unaudited)

	Three Months Ended		Nine Months Ended
	October 3, 2020	September 28, 2019	October 3, 2020	September 28, 2019
REVENUES
MANUFACTURING:
Textron Aviation	$795	$1,201	$2,414	$3,458
Bell	793	783	2,438	2,293
Textron Systems	302	311	956	926
Industrial	832	950	2,134	2,871
	2,722	3,245	7,942	9,548
FINANCE	13	14	42	47
Total Revenues	$2,735	$3,259	$7,984	$9,595

SEGMENT PROFIT
MANUFACTURING:
Textron Aviation	$(29)	$104	$(92)	$315
Bell	119	110	352	317
Textron Systems	40	31	103	108
Industrial	58	47	56	173
	188	292	419	913
FINANCE	1	5	8	17
Segment Profit	189	297	427	930

Corporate expenses and other, net	(28)	(17)	(72)	(88)
Interest expense, net for Manufacturing group	(38)	(39)	(109)	(110)
Special charges (a)	(7)	—	(124)	—
Inventory charge (b)	—	—	(55)	—
Income before income taxes	116	241	67	732
Income tax expense	(1)	(21)	6	(116)
Net Income	$115	$220	$73	$616

Earnings Per Share	$0.50	$0.95	$0.32	$2.64

Diluted average shares outstanding	229,279,000	231,097,000	228,837,000	233,689,000

Net Income and Diluted Earnings Per Share (EPS) GAAP to Non-GAAP Reconciliation:

	Three Months Ended October 3, 2020		Nine Months Ended October 3, 2020
		Diluted EPS		Diluted EPS
Net Income - GAAP	$115	$0.50	$73	$0.32
Add: Special charges, net of taxes	6	0.03	103	0.45
Inventory charge, net of taxes	—	—	55	0.24
Adjusted Net Income - Non-GAAP (c)	$121	$0.53	$231	$1.01

(a)In June 2020, we initiated a restructuring plan to reduce operating expenses through headcount reductions, facility consolidations and other actions in response to the economic challenges and uncertainty resulting from the COVID-19 pandemic. The restructuring plan primarily impacts the TRU Simulation + Training (TRU) business within the Textron Systems segment, the Textron Aviation segment and the Textron Specialized Vehicles business within the Industrial segment. In connection with this plan, special charges for the three and nine months ended October 3, 2020, includes severance and related costs of $5 million and $56 million, respectively, asset impairment charges of $2 million and $17 million, respectively, and contract termination and other facility closing costs of $0 million and $12 million, respectively.  Special charges for the nine months ended October 3, 2020 also includes the impairment of indefinite-lived trade name intangible assets totaling $32 million in the Textron Aviation segment and $7 million in the Industrial segment resulting from changes in valuation assumptions related to the economic and business disruptions caused by the pandemic.
(b)In connection with the restructuring plan described above, we ceased manufacturing at TRU's facility in Montreal, Canada, resulting in the production suspension of our commercial air transport simulators. As a result of this action and market conditions, we recorded a $55 million charge in the second quarter of 2020 to write-down the related inventory to its net realizable value.
(c)Adjusted net income and adjusted diluted earnings per share are non-GAAP financial measures as defined in "Non-GAAP Financial Measures" attached to this release.

Textron Inc.
Condensed Consolidated Balance Sheets
(In millions)
(Unaudited)

	October 3, 2020	January 4, 2020
Assets
Cash and equivalents	$2,518	$1,181
Accounts receivable, net	872	921
Inventories	4,252	4,069
Other current assets	825	894
Net property, plant and equipment	2,438	2,527
Goodwill	2,159	2,150
Other assets	1,863	2,312
Finance group assets	934	964
Total Assets	$15,861	$15,018

Liabilities and Shareholders' Equity
Short-term debt and current portion of long-term debt	$859	$561
Accounts payable	1,121	1,378
Other current liabilities	2,011	1,907
Other liabilities	2,159	2,288
Long-term debt	3,199	2,563
Finance group liabilities	771	803
Total Liabilities	10,120	9,500

Total Shareholders' Equity	5,741	5,518
Total Liabilities and Shareholders' Equity	$15,861	$15,018

TEXTRON INC.
MANUFACTURING GROUP
Condensed Schedule of Cash Flows
(In millions)
(Unaudited)

	Three Months Ended		Nine Months Ended
	October 3, 2020	September 28, 2019	October 3, 2020	September 28, 2019
Cash Flows from Operating Activities:
Net income	$114	$216	$67	$603
Depreciation and amortization	93	98	279	297
Deferred income taxes and income taxes receivable/payable	11	(32)	(29)	11
Pension, net	(3)	(15)	(11)	(44)
Changes in assets and liabilities:
Accounts receivable, net	(98)	(43)	59	(7)
Inventories	(14)	(147)	(258)	(679)
Accounts payable	133	2	(267)	134
Dividends received from Finance group	—	—	—	50
Other, net	132	159	380	(160)
Net cash from operating activities	368	238	220	205
Cash Flows from Investing Activities:
Capital expenditures	(55)	(81)	(151)	(216)
Proceeds from an insurance recovery and sale of property, plant and equipment	20	2	25	6
Net proceeds from corporate-owned life insurance policies	4	—	21	4
Other investing activities, net	—	—	(11)	—
Net cash from investing activities	(31)	(79)	(116)	(206)
Cash Flows from Financing Activities:
Increase (decrease) in short-term debt	(501)	118	(2)	118
Net proceeds from long-term debt	495	—	1,137	297
Net borrowings against corporate-owned insurance policies	—	—	362	—
Principal payments on long-term debt and nonrecourse debt	(1)	—	(195)	(1)
Purchases of Textron common stock	—	(109)	(54)	(470)
Dividends paid	(5)	—	(14)	(9)
Other financing activities, net	10	(1)	2	18
Net cash from financing activities	(2)	8	1,236	(47)
Total cash flows from continuing operations	335	167	1,340	(48)
Total cash flows from discontinued operations	(1)	(1)	(1)	(2)
Effect of exchange rate changes on cash and equivalents	8	(10)	(2)	(6)
Net Change in Cash and Equivalents	342	156	1,337	(56)
Cash and Equivalents at Beginning of Period	2,176	775	1,181	987
Cash and Equivalents at End of Period	$2,518	$931	$2,518	$931

Manufacturing Cash Flow GAAP to Non-GAAP Reconciliation:

	Three Months Ended		Nine Months Ended
	October 3, 2020	September 28, 2019	October 3, 2020	September 28, 2019
Net Cash from Operating Activities - GAAP	$368	$238	$220	$205
Less: Capital expenditures	(55)	(81)	(151)	(216)
Dividends received from TFC	—	—	—	(50)
Plus: Total pension contribution	11	11	35	36
Proceeds from an insurance recovery and sale of property, plant and equipment	20	2	25	6
Taxes paid on gain on business disposition	—	11	—	11
Manufacturing Cash Flow Before Pension Contributions - Non-GAAP (a)	$344	$181	$129	$(8)

(a) Manufacturing cash flow before pension contributions is a non-GAAP financial measure as defined in "Non-GAAP Financial Measures" attached to this release.

TEXTRON INC.
Condensed Consolidated Schedule of Cash Flows
(In millions)
(Unaudited)

	Three Months Ended		Nine Months Ended
	October 3, 2020	September 28, 2019	October 3, 2020	September 28, 2019
Cash Flows from Operating Activities:
Net income	$115	$220	$73	$616
Depreciation and amortization	95	100	283	302
Deferred income taxes and income taxes receivable/payable	3	(31)	(35)	15
Pension, net	(3)	(15)	(11)	(44)
Changes in assets and liabilities:
Accounts receivable, net	(98)	(43)	59	(7)
Inventories	(14)	(147)	(258)	(652)
Accounts payable	133	2	(267)	134
Captive finance receivables, net	(11)	41	(25)	22
Other, net	132	158	381	(161)
Net cash from operating activities	352	285	200	225
Cash Flows from Investing Activities:
Capital expenditures	(55)	(81)	(151)	(216)
Proceeds from an insurance recovery and sale of property, plant and equipment	20	2	25	6
Finance receivables repaid	1	—	21	20
Net proceeds from corporate-owned life insurance policies	4	—	21	4
Other investing activities, net	2	—	(8)	3
Net cash from investing activities	(28)	(79)	(92)	(183)
Cash Flows from Financing Activities:
Increase (decrease) in short-term debt	(501)	118	(2)	118
Net proceeds from long-term debt	495	—	1,137	297
Net borrowings against corporate-owned insurance policies	—	—	362	—
Principal payments on long-term debt and nonrecourse debt	(6)	(7)	(235)	(42)
Purchases of Textron common stock	—	(109)	(54)	(470)
Dividends paid	(5)	—	(14)	(9)
Other financing activities, net	10	(1)	14	18
Net cash from financing activities	(7)	1	1,208	(88)
Total cash flows from continuing operations	317	207	1,316	(46)
Total cash flows from discontinued operations	(1)	(1)	(1)	(2)
Effect of exchange rate changes on cash and equivalents	8	(10)	(2)	(6)
Net Change in Cash and Equivalents	324	196	1,313	(54)
Cash and Equivalents at Beginning of Period	2,346	857	1,357	1,107
Cash and Equivalents at End of Period	$2,670	$1,053	$2,670	$1,053

TEXTRON INC.
Non-GAAP Financial Measures
(Dollars in millions, except per share amounts)
We supplement the reporting of our financial information determined under U.S. generally accepted accounting principles (GAAP) with certain non-GAAP financial measures. These non-GAAP financial measures exclude certain significant items that may not be indicative of, or are unrelated to, results from our ongoing business operations. We believe that these non-GAAP measures may be useful for period-over-period comparisons of underlying business trends and our ongoing business performance, however, they should be used in conjunction with GAAP measures. Our non-GAAP measures should not be considered in isolation or as a substitute for the related GAAP measures, and other companies may define similarly named measures differently. We encourage investors to review our financial statements and publicly-filed reports in the entirety and not to rely on any single financial measure. We utilize the following definition for the non-GAAP financial measure included in this release:
Adjusted Net Income and Adjusted Diluted Earnings Per Share
Adjusted net income and adjusted diluted earnings per share both exclude Special charges, net of taxes and an Inventory charge, net of taxes, related to the restructuring plan initiated in the second quarter of 2020. We consider items recorded in Special charges such as enterprise-wide restructuring, certain asset impairment charges and acquisition-related restructuring, integration and transaction costs, to be of a non-recurring nature that is not indicative of ongoing operations. The inventory charge is also excluded as it relates to the write-down of inventory in connection with an action taken under the restructuring plan at our TRU Simulation + Training (TRU) business. Due to the substantial decline in demand and order cancellations for flight simulators resulting from the impact of the pandemic on the commercial air transportation business, we ceased manufacturing at TRU’s facility in Montreal, Canada, resulting in the production suspension of its commercial air transport simulators. As a result of this action and current market conditions, the related inventory was written-down to its net realizable value.
Manufacturing Cash Flow Before Pension Contributions
Manufacturing cash flow before pension contributions adjusts net cash from operating activities (GAAP) for the following:
•Deducts capital expenditures and includes proceeds from an insurance recovery and the sale of property, plant and equipment to arrive at the net capital investment required to support ongoing manufacturing operations;
•Excludes dividends received from Textron Financial Corporation (TFC) and capital contributions to TFC provided under the Support Agreement and debt agreements as these cash flows are not representative of manufacturing operations;
•Adds back pension contributions as we consider our pension obligations to be debt-like liabilities. Additionally, these contributions can fluctuate significantly from period to period and we believe that they are not representative of cash used by our manufacturing operations during the period;
•Excludes taxes paid related to the gain realized in 2018 on the Tools and Test business disposition. We have made this adjustment to the non-GAAP measure because we believe this use of cash is not representative of cash used by our manufacturing operations.

While we believe this measure provides a focus on cash generated from manufacturing operations, before pension contributions, and may be used as an additional relevant measure of liquidity, it does not necessarily provide the amount available for discretionary expenditures since we have certain non-discretionary obligations that are not deducted from the measure.
Net Income and Diluted Earnings Per Share (EPS) GAAP to Non-GAAP Reconciliation:

	Three Months Ended October 3, 2020		Nine Months Ended October 3, 2020
		Diluted EPS		Diluted EPS
Net Income - GAAP	$115	$0.50	$73	$0.32
Add: Special charges, net of taxes	6	0.03	103	0.45
Inventory charge, net of taxes	—	—	55	0.24
Adjusted Net Income - Non-GAAP	$121	$0.53	$231	$1.01

Manufacturing Cash Flow Before Pension Contributions GAAP to Non-GAAP Reconciliation:

	Three Months Ended		Nine Months Ended
	October 3, 2020	September 28, 2019	October 3, 2020	September 28, 2019
Net Cash from Operating Activities - GAAP	$368	$238	$220	$205
Less: Capital expenditures	(55)	(81)	(151)	(216)
Dividends received from TFC	—	—	—	(50)
Plus: Total pension contribution	11	11	35	36
Proceeds from an insurance recovery and sale of property, plant and equipment	20	2	25	6
Taxes paid on gain on business disposition	—	11	—	11
Manufacturing Cash Flow Before Pension Contributions - Non-GAAP	$344	$181	$129	$(8)